                                                                    Exhibit 99.3

                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of August 31, 1999, by and between the ERIC STANTON SELF-DECLARATION OF RECOVABLE TRUST DATED MAY 11, 1990, AS AMENDED (the "STANTON TRUST"), and ("OPTIONEE"). The Stanton Trust has granted Optionee this option ("OPTION") to purchase a total of shares of the COMMON STOCK of CYRK, INC., $.01 par value per share (the "SHARES" of the "COMPANY"), at the price determined as provided herein. The Stanton Trust has determined that it is to its advantage and best interest to grant this Option to Optionee.

1. EXERCISE PRICE.

        The exercise price is $1.00 for each SHARE.

2. VESTING AND EXERCISABILITY.

        This Option shall vest and become exercisable as follows:

        2.1 RIGHT TO EXERCISE.

                2.1.1 This Option shall be exercisable, in whole or in part, commencing on the date thirty (30) days following the date of the execution of this Option Agreement. If exercised in part, the balance of this Option shall be exercisable at any time thereafter.

                2.1.2 This Option may not be exercised for a fraction of a Share.

                2.1.3 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 7 below.

                2.2 METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached hereto as EXHIBIT A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to Optionee's investment intent with respect to such Shares as may be required by the Stanton Trust. Such written notice shall be signed by Optionee (or by Optionee's beneficiary or other person entitled to exercise this Option in the event of Optionee's death under Section 8 of this Option Agreement) and shall be delivered in person or by certified mail to the Stanton Trust. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Stanton Trust of such written notice accompanied by the exercise price.

        No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable laws, and all applicable listing requirements of any national securities exchange or other market system on which shares of the same class are then listed.

3. OPTIONEE'S REPRESENTATIONS AND SECURITIES LAW COMPLIANCE.

        In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the certificate for the Shares shall bear appropriate legends.

4. METHOD OF PAYMENT.

        Payment of the exercise price shall be in full at the time of exercise in cash or by check payable to the order of the Stanton Trust.

5. RESTRICTIONS ON EXERCISE.

        This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of the Securities Act of 1933, as amended, or of any applicable law. As a condition to the exercise of this Option, the Stanton Trust may require Optionee to make any representation and warranty to the Stanton Trust as may be necessary or appropriate, in the judgment of the Stanton Trust, to comply with any Applicable Law.

6. ADJUSTMENT FOR REORGANIZATIONS, STOCK SPLITS, ETC.

        If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including, without limitation, cash) through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, spin off, or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares covered by the Option. Such adjustment will be made by the Stanton Trust, whose determination in that respect will be final, binding, and conclusive.

7. TERM OF OPTION.

        This Option may not be exercised more than two (2) years from the date of grant of this Option, and may be exercised during such term only in accordance with terms of this Option.

8. NON-TRANSFERABILITY OF OPTION.

        8.1 NO TRANSFER.

        This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        8.2 DESIGNATION OF BENEFICIARY.

        The Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

        8.3 EFFECT OF NO DESIGNATION.

        If the Optionee dies and there is no beneficiary, validly designated under Section 8.2 and living at the time of the Optionee's death, the Stanton Trust will deliver such Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Stanton Trust), the Stanton Trust, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Stanton Trust, then to such other person as the Company may designate.

        8.4 DEATH OF SPOUSE OR DISSOLUTION OF MARRIAGE.

        If the Optionee designates his or her spouse as beneficiary under
Section 8.2, that designation will be deemed automatically revoked if the Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary under Section 8.2 will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferrable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

        9. GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF CALIFORNIA OR ANY OTHER JURISDICTION.

10. NOTICES.

        Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after the mailing of such notice.

        If to the Stanton Trust:    Eric Stanton Self-Declaration of Recovable
                                    Trust dated May 11, 1990, as amended
                                    c/o Simon Marketing Hong Kong, Ltd.
                                    38 Gloucester Road
                                    Wanchai, Hong Kong
                                    Attn: Eric Stanton, Trustee

               with a copy to:      Irell & Manella, LLP
                                    1800 Avenue of the Stars
                                    Suite 900
                                    Los Angeles, CA 90067
                                    Attn: Martin Gelfand, Esq.

        If to Optionee:             Richard David

                                    ---------------------

                                    ---------------------

                                    ---------------------



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

DATE OF GRANT: AUGUST 31, 1999

                                    The "STANTON TRUST"

                                    ERIC STANTON SELF-DECLARATION OF RECOVABLE
                                    TRUST DATED MAY 11, 1990, AS AMENDED

                                    By:
                                       -----------------------------------------
                                            Eric Stanton, Trustee


        OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL. NOTHING IN THIS OPTION AGREEMENT SHALL LIMIT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY OR ITS SHAREHOLDERS TO TERMINATE OPTIONEE'S RELATIONSHIP WITH THE COMPANY WITH OR WITHOUT CAUSE.

        Optionee also acknowledges that the grant of this Option, the purchase of Shares upon exercise of this Option, and the sale of such Shares has important tax implications. Optionee has reviewed this Option in their entirety, has had an opportunity and has been encouraged to obtain the advice of his or her independent legal counsel and tax advisor prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Stanton Trust upon any questions arising under the Option Agreement.

                                    ---------------------------
                                    _______________ (the "OPTIONEE")

        By his or her signature below, the spouse of Optionee affirms that he/she has read in its entirety and agrees to be bound by all of the terms and conditions of the foregoing Option Agreement, including, but not limited to,
Section 8.4 of this Option Agreement, which states that an Optionee's beneficiary designation shall be deemed automatically revoked if the Optionee names a spouse as beneficiary and the marriage is later dissolved, and that the interest in Options of a spouse of an Optionee who has predeceased the Optionee or whose marriage has been dissolved shall automatically pass to the Optionee, and shall not be transferable by such spouse in any manner.

                                    ---------------------------
                                    _______________ (the "SPOUSE")

                                                                    EXHIBIT 99.3


                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION

Eric Stanton Self-Declaration of Recovable Trust dated May 11, 1990, as amended. c/o Simon Marketing Hong Kong, Ltd.
38 Gloucester Road
Wanchai, Hong Kong
Attn: Eric Stanton, Trustee

Mr. Stanton:

        The undersigned hereby elects to exercise the option indicated below with respect to the number of shares of Common Stock of Cyrk, Inc. (the "Company") set forth:

        Option Grant Date:  August 31, 1999

        Number of Shares Being Exercised:  ____________ shares

        Exercise Price Per Share: $1.00

        Total Exercise Price: $_____________

        Enclosed herewith is payment in full of the total exercise price and a copy of the Option Agreement.
        My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

               Name:________________________________

               Address:_____________________________

                       _____________________________

               Social Security Number:______________

                                            Sincerely,


Dated:_________________                     ______________________________
                                            [Optionee]